EXHIBIT 10.1(e)

FIFTH AMENDMENT TO REAL ESTATE LEASE

THIS AGREEMENT is entered into this 5th day of May, 2006, by and between TIPPMANN PROPERTIES, INC., as agent for LAURENCE TIPPMANN, SR. FAMILY PARTNERSHIP (hereinafter referred to as “Lessor”), and TOWER FINANCIAL CORPORATION (hereinafter referred to as “Lessee”), and WITNESSETH:

WHEREAS, the parties hereto entered into a Real Estate Lease dated January 1, 1999, amended on March 8, 1999, August 12, 1999, June 29, 2001, and March 24, 2004 currently covering approximately 41,791 usable  square feet of premises commonly known as 116 East Berry Street, Suite 100, Fort Wayne, Indiana;

AND WHEREAS, Lessee and Lessor are desirous of leasing as of May 1, 2006, an additional approximately five thousand four hundred sixteen (5,416) square feet of office space commonly known as Suite 585 (2,857 square feet), Suite 535 (2,439 square feet) and Suite 550 (120 square feet);

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Beginning May 1, 2006, the leased premises shall be increased to reflect approximately five thousand four hundred sixteen (5,416) square feet of additional office space as depicted on the attached Exhibit “A” for a total of approximately forty seven thousand two hundred seven (47,207) square feet.

2.
Lessor shall contribute Twenty Eight Thousand Five Hundred Seventy and 00/100th Dollars ($28,570.00) to be used for the tenant improvement expenses in the renovation of Suite 585.  Lessee shall provide receipts for reimbursement after the work is completed.

3.	The rent shall be amended as of May 1, 2006 based upon the approximately 5,416 square feet of additional office space payable incrementally based on the existing rate structure.

4.
Term	Total Sq. Ft.	Monthly Rent

5/1/06 - 12/31/06	47,207	$53,107.88

1/1/07 - 12/31/13	47,207	$58,025.27

5.	Except as hereby amended, all other terms and conditions contained in the original Real Estate Lease are hereby reaffirmed and left unchanged by the terms of this Fifth Amendment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment on the day and year first above written.

TIPPMANN PROPERTIES INC., Agent		TOWER FINANCIAL CORPORATION
for Laurence Tippmann, Sr. Family Partnership
(“Lessor”)		(“Lessee”)

BY:	/s/ Charles E. Tippmann	BY:	/s/ Michael D. Cahill

PRINTED:	Charles E. Tippmann	PRINTED:	Michael D. Cahill